Item 77 C -- Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Federated U.S. Government Securities
Fund: 1-3 Years was held on June 21, 1999. The following items, which are required to be reported under this Item 77C, were approved at the meeting:

1. ELECTION OF TRUSTEES.
	  Shares Voted
   Affirmatively	Shares Withheld
Thomas G. Bigley 	  24,125,289	104,877
Nicholas P. Constantakis	  24,147,044	83,122
John F. Cunningham 	  24,157,713	72,453
J. Christopher Donahue	  24,152,876	77,290
Charles F. Mansfield, Jr.  24,164,822	65,344
John E. Murray, Jr.	  24,164,822	65,344
John S. Walsh 	  24,164,822	65,344


2. TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE FUND'S INDEPENDENT AUDITORS.

SHARES VOTED 	SHARES VOTED 	SHARES
AFFIRMATIVELY 	NEGATIVELY	ABSTAINING
24,124,115	16,698	89,352

II. The June 21, 1999 meeting was adjourned to August 5, 1999, at which time shareholders approved the following items, which are required to be reported under this Item 77C:

3. TO MAKE CHANGES TO THE FUND'S FUNDAMENTAL INVESTMENT POLICIES:

a. To approve amending the Fund's fundamental investment policy regarding borrowing money and issuing senior securities.

SHARES VOTED 	SHARES VOTED 	SHARES
AFFIRMATIVELY 	NEGATIVELY	ABSTAINING
26,685,033	5,163,450	229,215

b. To approve amending the Fund's fundamental investment policy regarding lending by the Fund.

SHARES VOTED 	SHARES VOTED 	SHARES
AFFIRMATIVELY 	NEGATIVELY	ABSTAINING
30,561,102	1,267,191	249,404

c. To approve amending and making non-fundamental, the Fund's fundamental investment policy regarding buying securities on margin.
SHARES VOTED 	SHARES VOTED 	SHARES
AFFIRMATIVELY 	NEGATIVELY	ABSTAINING
26,536,688	5,282,640	258,370


d. To approve amending and making non-fundamental, the Fund's fundamental investment policy regarding pledging assets.
SHARES VOTED 	SHARES VOTED 	SHARES
AFFIRMATIVELY 	NEGATIVELY	ABSTAINING
30,263,008	1,535,400	279,289

e. To approve amending and making non-fundamental, the Fund's fundamental investment policy regarding investing in U.S. government securities.
SHARES VOTED 	SHARES VOTED 	SHARES
AFFIRMATIVELY 	NEGATIVELY	ABSTAINING
26,724,891	4,923,036	429,770

f. To approve amending and making non-fundamental, the Fund's fundamental investment policy regarding investing in repurchase agreements.
SHARES VOTED 	SHARES VOTED 	SHARES
AFFIRMATIVELY 	NEGATIVELY	ABSTAINING
26,652,103	5,170,341	255,253

4. TO APPROVE ELIMINATING CERTAIN OF THE FUND'S FUNDAMENTAL INVESTMENT LIMITATIONS.

a. To approve eliminating the Fund's fundamental investment policy regarding selling securities short.

SHARES VOTED 	SHARES VOTED 	SHARES
AFFIRMATIVELY 	NEGATIVELY	ABSTAINING
26,409,259	5,402,972	265,467

b. To approve eliminating the Fund's fundamental investment policy regarding portfolio trading.

SHARES VOTED 	SHARES VOTED 	SHARES
AFFIRMATIVELY 	NEGATIVELY	ABSTAINING
26,652,092	5,002,036	423,569

5. To approve an amendment and restatement to the Fund's Declaration of Trust to permit the Board of Trustees to liquidate assets of the Fund without seeking shareholder approval.

SHARES VOTED 	SHARES VOTED 	SHARES
AFFIRMATIVELY 	NEGATIVELY	ABSTAINING
29,475,349	2,194,132	408,216

The Definitive Proxy Statement for the Special Meeting held on June 21, 1999 and reconvened on August 5, 1999 was filed with the Securities and Exchange Commission on May 6, 1999, and is incorporated by reference. (File No. 811-
3947)
Current as of:  8/18/94